                                                                  EXHIBIT (g)(6)

                              AMENDED AND RESTATED
                                   SCHEDULE A

                               WITH RESPECT TO THE

                   CUSTODIAN SERVICE AND MONITORING AGREEMENT
 DATED JULY 3, 2001, AMENDED NOVEMBER 2, 2001, FEBRUARY 26, 2002 AND MAY 1, 2002

                             EFFECTIVE MAY 24, 2002

                                FEES AND EXPENSES

Series*                                            Annual Fee
-------                                            ----------
ING Principal Protection Fund                       $ 12,000
ING Principal Protection Fund II                    $ 12,000
ING Principal Protection Fund III                   $ 12,000
ING Principal Protection Fund IV                    $ 12,000

Pursuant to the Custodian Service and Monitoring Agreement dated July 3, 2001 and amended and restated as of November 2, 2001, February 26, 2002 and May 1, 2002 by and among ING Equity Trust (formerly Pilgrim Equity Trust), MBIA (formerly MBIA Insurance Corporation) and State Street Bank and Trust Company (the "Agreement") the undersigned hereby amend this Schedule A to the Agreement to add ING Principal Protection Fund IV, a newly established series of ING Equity Trust.

IN WITNESS WHEREOF, the undersigned have caused this amendment to be executed as of May 24, 2002.

                                                                STATE STREET BANK
ING EQUITY TRUST                  MBIA                          AND TRUST COMPANY
-s- Robert S. Naka                -s- LOUIS G. LENZI            -s- ROBERT G. NOVELLANO
----------------------------      ------------------------      ----------------------------
Name: Robert S. Naka              Name: LOUIS G. LENZI          Name: ROBERT G. NOVELLANO
Title: Senior Vice President      Title: Managing Director      Title: SENIOR VICE PRESIDENT

---------------------------

* Any new series of the Fund added to this Agreement will be subject to prior review by State Street, and the rate charged with respect to such new series may be equal to or higher than the annual rate of $12,000, depending upon transaction volumes.